UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 27, 2015

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On March 27, 2015, American Tower Corporation (the “Company”), Verizon Communications Inc. (“Verizon”) and certain of their respective subsidiaries, as applicable, entered into the Master Prepaid Lease, Management Agreement, Sale Site Master Lease Agreement and MPL Site Master Lease Agreement. For a description of these agreements, see Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2015.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 27, 2015, the Company completed its acquisition of the exclusive right to lease, acquire or otherwise operate and manage 11,448 wireless communications sites (the “Sites”) from certain subsidiaries of Verizon for approximately $5.053 billion in cash pursuant to the Master Agreement entered into on February 5, 2015 (the “Master Agreement”) and the related Master Prepaid Lease, Management Agreement, Sale Site Master Lease Agreement and MPL Site Master Lease Agreement.

Of the 11,448 Sites included in the transaction as of March 27, 2015, the Company, through its newly formed subsidiary (“Tower Operator”), is leasing or subleasing from certain Verizon subsidiaries 11,285 Sites, including their interest in the land associated with each Site, the tower at such Site and certain related improvements and tower related assets (the “Included Property” of such Site) pursuant to the Master Prepaid Lease. Tower Operator will have the option to purchase such Sites at the end of the respective lease or sublease terms. In addition, the Company, through one of its subsidiaries, in accordance with the Master Agreement, has acquired the Included Property of 163 additional Sites pursuant to a sale and transfer of the equity interests held by certain subsidiaries of Verizon. The number of Sites included in the transaction is subject to certain post-closing adjustments. A portion of the Sites are subject to management arrangements until all requisite authorizations for their lease, sublease or sale, as applicable, have been obtained. There is no guarantee that such authorizations will be obtained.

The Company funded the Verizon transaction with (i) proceeds from its concurrent registered public offerings of 25,850,000 shares of its common stock and 13,750,000 depositary shares, each representing a 1/10th interest in its Mandatory Convertible Preferred Stock, Series B, (ii) borrowings under the Company’s revolving credit facilities and (iii) cash on hand.

Upon the closing of the Verizon transaction, the Company, through certain of its wholly-owned subsidiaries, agreed to lease, sublease or otherwise make available collocation space at each of the Sites to a subsidiary of Verizon designated as the collocator for such Site (collectively, the “Verizon Collocators”) pursuant to each of the Sale Site Master Lease Agreement and MPL Site Master Lease Agreement. The initial term of each of the Sale Site Master Lease Agreement and MPL Site Master Lease Agreement as to each Site is for a period of ten years, subject to automatic extension (unless terminated at such time by the Verizon Collocators) for eight additional five-year renewal terms, unless terminated earlier with respect to any Site pursuant to a termination right. The initial collocation rent is $1,900 per month for each Site, with annual rent increases of 2%.

The foregoing description of the Verizon transaction does not purport to be a complete description of the terms and provisions of the agreements governing the transaction and is qualified in its entirety by reference to the Master Agreement and the forms of Master Prepaid Lease, Management Agreement, Sale Site Master Lease Agreement and MPL Site Master Lease Agreement, each filed as an exhibit to the Company’s Annual Report on Form 10-K dated February 24, 2015. The executed Master Prepaid Lease, Management Agreement, Sale Site Master Lease Agreement and MPL Site Master Lease Agreement will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Item 8.01	Other Items.

On March 30, 2015, the Company issued a press release (the “Press Release”) announcing that it has completed its previously announced transaction with Verizon. A copy of the Press Release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of real estate operations acquired.

The financial statements and any additional information specified by Rule 3-14 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

Pro forma financial information required by Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

Date: March 30, 2015	By:	/s/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 30, 2015.